UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 7. 2010, Colony Financial, Inc. (the “Company“), together with investment funds managed by Colony Capital, LLC (collectively, the “Colony Investors”), announced the consummation of a structured transaction with the Federal Deposit Insurance Corporation (“FDIC”). The transaction includes approximately 1,200 loans with an aggregate unpaid principal balance of approximately $1.02 billion (the “Portfolio”), consisting of substantially all senior secured commercial real estate loans. Deutsche Bank served as advisor to the FDIC on the sale to the Colony Investors of a 40% managing member equity interest in a newly formed limited liability company created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest in the limited liability company. The portfolio was effectively acquired at approximately 44% of the unpaid principal balance of the loans, with a purchase price by the Colony Investors of approximately $90.5 million (exclusive of working capital and transaction costs) for their 40% equity interest. The Company’s pro rata share of the Colony Investors’ interest is between 24.9% and one-third, or approximately $22.5 to $30.2 million. The financing of the transaction includes $233 million of notes provided by the FDIC.

Through the filing of this report and assuming a one-third allocation to the Portfolio, the Company has entered into and consummated transactions representing net investments or commitments to invest in joint ventures of approximately $187 million, or 68% of the net proceeds from the Company’s initial public offering of its common stock.

Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking: the use of proceeds of the Company’s initial public offering and the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the Company’s initial public offering filed with the Securities and Exchange Commission on September 24, 2009, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen
Chief Financial Officer and Treasurer

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